EXHIBIT 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Robert P. Akins, Chief Executive Officer of Cymer, Inc., a Nevada corporation (the “Registrant”), hereby certifies that, to the best of his knowledge:

1.               The Registrant’s quarterly report on Form 10-Q (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

2.               The information contained in the Report fairly presents in all material respects the results of operations of the Registrant for the periods covered by the Report and the Registrant’s financial condition as of the end of those periods.

Date: August 11, 2003	/s/ ROBERT P. AKINS
Robert P. Akins, Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Cymer, Inc. and will be retained by Cymer, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.